PRIVATE STOCK PURCHASE AND SALE AGREEMENT

THIS PRIVATE STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 23rd day of January 2016 by and among PHI GROUP, INC., a company duly organized and existing under the laws of the State of Nevada, U.S.A., with principal business address at 5348 Vegas Drive, # 237, Las Vegas, Nevada 89108, U.S.A., hereinafter referred to as “Party A,” Pacific Petro Commercial Joint Stock Company, a company duly organized and existing under the laws of Socialist Republic of Vietnam, with its principal offices at 99 Ich Thanh Street, Truong Thanh Ward, District 9, Ho Chi Minh City, Vietnam, hereinafter referred to as “Party B,” and a majority of shareholders of Party B, hereinafter referred to as “the Shareholders.”

BASIC TRANSACTION

Party B has been doing business under the name of Pacific Petro Commercial Joint Stock Company from inception through the present. Except as provided herein, the list of Shareholders and their respective stock holdings in Party B is set forth in attached Exhibit 3.

This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Party A will receive from the Shareholders, and the Shareholders will deliver to Party A Fifty Point Nine Percent (50.90%) of all the issued and outstanding common stock of Party B owned by the Shareholders upon the closing of this transaction, in exchange for certain good and valuable considerations from Party A, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. STOCK PURCHASE AND SALE BETWEEN PARTY A AND THE SHAREHOLDERS.

(a) STOCK PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Shareholders shall transfer and deliver to Party A and Party A shall receive from the Shareholders Fifty Point Nine percent (50.90%) of all the issued and outstanding common stock or a certificate of ownership representing Fifty Point Nine percent (50.90%) of equity interest in Party B (“Exchange Ownership”), in exchange for cash and/or Common Stock and/or Preferred Stock of Party A, as detailed pursuant to Section 1. (b)(ii) (C) below.

(b) THE CLOSING.

(i) THE CLOSING DATE. The closing of the purchase and sale of stock ownership between Party A and the Shareholders (the “CLOSING”) shall take place at the offices of either Party A or Party B at 10:00 a.m. local time on a date to be determined by the Parties herein following the completion of both an independent business appraisal and a financial audit of Party B in accordance with the U.S. GAAP (Generally Accepted Accounting Principles) by a PCAOB-registered auditing firm, as stipulated hereunder, or as extended by mutual consent of the parties pursuant to this agreement. The date of the Closing hereunder is referred to herein as the “CLOSING DATE.” All parties herein shall use their best efforts to complete the above-mentioned independent business appraisal and a financial audit within forty-five (45) days following the signing of this Agreement. All parties further agree that this Agreement shall be terminated and become null and void if this transaction is not closed on or before June 30, 2016 (“Final Closing Date”), unless extended by mutual consent of all parties.

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(ii) CLOSING PROCEDURES. Subject to the conditions set forth in this Agreement:

(A) ADDENDUM TO AGREEMENT. Within ten (10) business days of the completion of the above-mentioned independent business appraisal and financial audit, all the parties herein shall execute an Addendum to this Agreement to fix the price of the Exchange Ownership (“Purchase and Sale Price”), the Closing Date and any necessary amendments before the Closing. All the parties herein shall agree to rely on the opinion of one or more reputable, qualified independent business valuation firms to determine the fair value of the Purchase and Sale Price.

(B) DEPOSIT. At the time of the signing of the Addendum to Agreement, Party A shall deliver or cause to be delivered to the Shareholders and/or their lawful assignee(s) two million U.S. dollars (USD 2,000,000) in lawful money as a deposit for the Purchase and Sale Price. This sum will be deducted from the Purchase and Sale Price at the Closing of the Agreement, except as stipulated in Item 1.b.ii.(D) below.

(C ) DELIVERIES AT CLOSING. At Closing the Shareholders shall deliver to Party A possession of the Exchange Ownership representing Fifty Point Nine percent (50.90%) of equity interest of Party B that owned by the Shareholders. Simultaneously, Party A shall deliver to the Shareholders either (1): an amount of cash in lawful money that is equal to the Purchase and Sale Price minus two million dollars (USD 2,000,000) mentioned above, or (2): a number of shares of Common and/or Preferred Stock of Party A (“Exchange Shares”) such that the total fair market value of these Exchange Shares will be equal to the Purchase and Sale Price minus two million dollars (USD 2,000,000) mentioned above, or (3): a combination of cash and shares of Common and/or Preferred Stock of Party A such that the total value of the cash amount and the fair market value of these Exchange Shares will be equal to the Purchase and Sale Price minus two million dollars (USD 2,000,000) mentioned above.

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In case the Shareholders chooses to receive the Exchange Shares as part of the Purchase and Sale Price, each certificate representing the Party A’s shares will have a legend thereon in substantially the following form:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE RESALE OF THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT.

(D) FORFEITURE OF DEPOSIT. In the event the Shareholders are unable to reasonably exercise one of the options mentioned herein to their satisfaction with the respect to the deliveries at Closing as mentioned Section 1. (b)(ii)(C), the Shareholders may unilaterally cancel this Agreement after June 30, 2016 (Final Closing Date) and retain the two million non-refundable US dollars (USD 2,000,000) mentioned herein which Party A will agree to forfeit in good faith, except otherwise agreed by the Shareholders and Party A at a later time.

(c) TERMINATION

(i)	In General. This Agreement may be terminated at any time prior to the Closing only by (i) mutual written consent of Party A, Party B and the Shareholders; (ii) by either Party A, Party B or the Shareholders if any of the remaining parties shall have breached any material provisions of this Agreement and shall not have cured such breach within seven days of receiving notice of such breach by the non-breaching party; or (iii) by Party A, Party B, or the Shareholders subject to Section 1.b.(i), if the Closing shall not have occurred on or before June 30, 2016.

(ii)	Effects of Termination. In the event of any termination of this Agreement as provided in Section 1.c(i), this Agreement shall forthwith become wholly void and of no further force and effect, other than the parties’ obligations of confidentiality and obligations with respect to the return and destruction of confidential materials set forth in Section 7(b), and there shall be no liability on the part of any party to another.

SECTION 2. COVENANTS OF PARTY B

(a) AFFIRMATIVE COVENANTS OF PARTY B. Prior to the Closing Date, Party B covenants and agrees as follows:

(i) Party B will conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, Party B will maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary course of business in accordance with past custom and practice;

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(ii) Party B will use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to Party B and its business, and to encourage Party B’s employees to continue their employment with Party B both before and after the Closing;

(iii) Party B will cause its employees and agents (including attorneys and accountants) to, permit Party A’s employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to Party B’s books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of Party B, wherever located;

(iv) Party B will promptly (once it has knowledge thereof) inform Party A in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by Party B;

(v) Party B will cooperate with Party A and use their reasonable best efforts to make all filings and applications, to give all notices and to obtain all consents necessary for the consummation of the transactions contemplated by this agreement.

(vi) Party B will engage and pay one half of the fees to a qualified business valuation firm and an independent PCAOB-registered auditing firm to complete an appraisal and a financial audit of Party B in accordance with the U.S. GAAP (Generally Accepted Accounting Principles) prior to the Closing of this transaction.

(b) NEGATIVE COVENANTS OF PARTY B. Prior to the Closing, without Party A’s prior written consent, Party B will not, and will not cause itself to:

(i) except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of Party B; and

(ii) sell, lease, license or otherwise dispose of any interest in any of Party B’s tangible or intangible assets other than in the ordinary course of business, or permit any of Party B’s assets or property to be subjected to any Lien; and

(iii) except as expressly contemplated by this Agreement, terminate, modify or amend any material contract or any consent of, with or to any governmental entity or enter into any new material contract without prior consent of Party A.

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SECTION 3. CONDITIONS TO OBLIGATION OF PARTY A. The obligation of Party A to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

(a) COMPLIANCE WITH LEGAL REQUIREMENTS. The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject Party A or Party B to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

(b) CONSENTS. All filings, notices, licenses and other consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of Party B as heretofore conducted, will have been duly made or obtained by Party A and Party B from, including but not limited to Securities and Exchange Commission. All filings, notices, licenses and other Consents, as the case may be, must be filed within the required time period after the signing of this agreement. The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required. Further, it is agreed that time is of the essence in obtaining the required regulatory approvals, if any. It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within 30 calendar days from the date of the request from the regulatory entities.

(c) APPROVAL OF BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS OF PARTY A. The board of directors and majority Shareholders of Party A shall have approved the consummation of the transactions contemplated by this Agreement on or before the Closing Date.

(d) DUE DILIGENCE. Party A will have been satisfied in all material respects with the results of its business, legal, and accounting due diligence investigation and review of Party B prior to the Closing.

SECTION 4. CONDITIONS TO OBLIGATION OF PARTY B. The obligation of Party B to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

(a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Party A set forth in Section 6 shall be true and correct at and as of the Closing Date.

(b) PERFORMANCE OF COVENANTS. Party A shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date.

(c) OFFICER’S CERTIFICATE. Party A shall have delivered to Party B a certificate to the effect that each of the conditions specified in Section 4(a) and 4(b) has been satisfied.

Party B may waive any condition specified in this Section 4 if it executes a writing so stating at or prior to the Closing.

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SECTION 5. REPRESENTATIONS AND WARRANTIES OF PARTY B. As a material inducement to Party A to enter into and perform its obligations under this Agreement, Party B represents and warrants to Party A that the statements contained in this Section 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(a) ORGANIZATION OF PARTY B. Party B is a Vietnamese company, duly organized and validly existing under the laws of the Socialist Republic of Vietnam.

(b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the transaction to which Party B is a party, have been duly authorized by Party B’s Board of Directors, as the case may be.

(c) FINANCIAL STATEMENTS. Attached hereto as Exhibit 4 is the unaudited balance sheets and income statements of Party B as of December 31, 2013, December 31,2014, and December 31, 2015, respectively. The foregoing financial statements are consistent with the books and records of Party B (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of Party B in accordance with GAAP. Since the date of the Latest Balance Sheet, there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of Party B not otherwise disclosed.

(d) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set in Exhibit 5, Party B has no Liability and, to the knowledge of Party B, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability, except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate).

(e) ASSETS. Except as set forth on the attached Exhibit 6, Party B has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable.

(f) CONTRACTS AND COMMITMENTS.

(i) Except as expressly contemplated by this Agreement or as set forth on the attached Exhibit 7, Party B is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

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(ii) With respect to Party B’s obligations thereunder and, with respect to the obligations of the other parties thereto, all of the Contracts set forth or required to be set forth on the attached Exhibit 7 or any other Schedule hereto are valid, binding and enforceable in accordance with their respective terms. Party B has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Party B under any such Contracts; and, to the knowledge of Party B and its principals, Party B is not a party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.

(iii) A true, correct and complete copy of each of the written Contracts referred to on the attached Exhibit 7 have been made available to Party A.

(g) LITIGATION, ETC. Except as set forth on the attached Exhibit 8 and except where the liability of which is fully covered by Party B’s insurance policies or programs, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting Party B (or pending or threatened against or affecting any of the employees of Party B with respect to Party B’s businesses or proposed business activities), or pending or threatened by Party B against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither Party B nor its principals are subject to any arbitration proceedings under collective bargaining Contracts or otherwise or, any governmental investigations or inquiries; and, there is no valid basis for any of the foregoing. Neither Party B nor its principals are subject to any judgment, order or decree of any court or other Governmental Entity, and neither Party B nor its principals have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

(h) INSURANCE. The attached Exhibit 9 lists and briefly describes each insurance policy maintained for or on behalf of Party B with respect to its properties, assets and business. All of such insurance policies are in full force and effect, and no default exists with respect to the obligations of Party B under any such insurance policies and Party B has not received any notification of cancellation of any of such insurance policies. The insurance coverage of Party B is of a type and amount customary for entities of similar size engaged in similar lines of business.

(i) EMPLOYEES. Except as set forth on the attached Exhibit 10 Party B is not aware that any executive or key employee of Party B or any group of employees of Party B has any plans to terminate employment with Party B. Neither Party B nor, to the best of Party B’s knowledge, any of its employees is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar Contracts relating to, affecting or in conflict with the present or proposed business activities of Party B.

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(j) COMPLIANCE WITH LAWS. Except as set forth on the attached Exhibit 11, Party B has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither Party B nor any of its principals has received notice of any violation of any of the foregoing.

(k) LEASES. The attached Exhibit 12 lists all real property leased by Party B (such property is referred to herein as the “LEASED PREMISES”). The leases under which Party B leases the Leased Premises are in full force and effect and will have been reviewed by Party A prior to the Closing.

(l) LICENSES AND PERMITS. The items described on Exhibit 13 constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the “CONSENTS”) which are required for the consummation of the transactions contemplated by the transaction or the ownership of the assets or the conduct of the business of Party B.

SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARTY A. As a material inducement to Party B to enter into and perform their respective obligations under this Agreement, Party A represents and warrants that the statements contained in this Section 6 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

(a) ORGANIZATION OF PARTY A. Party A is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

(b) AUTHORIZATION OF TRANSACTION. Party A has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Party A, enforceable in accordance with its terms and conditions.

(c) NONCONTRAVENTION. The execution, delivery and performance of the transaction to which Party A is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of Party A or any material agreement, instrument or other document, or any material Legal Requirement, to which Party A or its assets is subject.

SECTION 7. ADDITIONAL AGREEMENTS.

(a) SPECIAL PURPOSE VEHICLE. Party A will form a wholly owned subsidiary, namely PHI PACIFIC ENERGY LLC in Vietnam, as a Special Purpose Vehicle (SPV) expressly as the holding company for the acquisition of the majority shares of Party B under this Agreement.

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(b) INVESTMENTS. Party A will invest or caused to be invested into Party B to support its growth and expansion strategy, including but not limited to building a proprietary liquefied gas (LPG) storage area in Go Dau District and a general port in Phu Huu Village, Nhon Trach District, Dong Nai Province, expanding into the field of liquefied natural gas (LNG) and other products, and consolidating other energy-related business opportunities through acquisition.

(c) EXPENSES. Except as otherwise provided herein, Party A shall pay its own, and Party B shall prior to Closing pay Party B’s expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the negotiation of this Agreement, the performance of its (and in the case of Party B) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

(a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

(b) INDEMNIFICATION PROVISIONS. Except as provided herein, Party B will agree to protect, save, defend, indemnify, and hold harmless Party A from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney’s fees, arising out of, or in any connected with, any claim or action arising out Party B’ business activities prior to closing and/or performance under this Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

Party A will agree to protect, save, defend, indemnify, and hold harmless Party B and its principals from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney’s fees, arising out of, or in any way connected with, any claim or action arising out of the Party A’s business activities prior to closing and/or performance under Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

(c) MANNER OF PAYMENT. Any indemnification of Party A or Party B pursuant to this Section 8 shall be effected by cashier’s or certified check or by wire transfer of immediately available funds from Party A or Party B, as the case may be, to an account designated by Party B or Party A, as the case may be, within 10 days after the determination of indemnification amounts. Any such indemnification payments shall include interest at the rate of 8% per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of 10% thereafter until such Adverse Consequences are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

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SECTION 9. DEFINITIONS.

“ADVERSE CONSEQUENCES” means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys’ fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

“CONTRACT” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

“GAAP” means United States generally accepted accounting principles.

“GOVERNMENTAL ENTITY” means the United States of America or the Socialist Republic of Vietnam, respectively, any state, province or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“LIABILITY” means any liability, debt, obligation, deficiency, tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or un-accrued, liquidated or un-liquidated, and whether due or become due and regardless of when asserted.

“LEGAL REQUIREMENT” means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

“ORDINARY COURSE OF BUSINESS” means the ordinary course of the Party B’s business consistent with past custom and practice, including as to frequency and amount.

“PARTY” means any party hereto.

“PCAOB” means “Public Company Accounting Oversight Board.”

SECTION 10. MISCELLANEOUS.

(a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

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(c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by Party B without the prior written consent of Party A, or by Party A (except as otherwise provided in this Agreement) without the prior written consent of Party B. Party A may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. For purposes hereof, Party A’s “Affiliates” include Affiliates which may be organized subsequent to the date hereof. Party A may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates’ (whether prior to or subsequent to the Closing) lenders as collateral security. After the Closing, Party A may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Party A or any of its Affiliates, (ii) a sale of stock or assets of Party A or any of its Affiliates or (iii) dispositions of the business of the Partnership or any part thereof.

(d) COUNTERPARTS. This Business Combination and Investment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

IF TO PARTY A:

PHI GROUP, INC.

Attn: Henry Fahman

5348 Vegas Drive # 237

Las Vegas, NV 89108, U.S.A.

Telephone: (702) 475-5430

Facsimile: (702) 472-8556

Email: henry@phiglobal.com

IF TO PARTY B:

Pacific Petro Commercial Joint Stock Company

Attn: Tung Thanh Nguyen, President

99 Ich Thanh Street, Truong Thanh Ward

District 9, Ho Chi Minh City, Vietnam

Telephone: (84) 963499999

E-mail: daukhithanhtung@yahoo.com

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IF TO THE SHAREHOLDERS:

Tung Thanh Nguyen, an individual

99 Ich Thanh Street, Truong Thanh Ward

District 9, Ho Chi Minh City, Vietnam

Telephone: (84) 963499999

E-mail: daukhithanhtung@yahoo.com

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

(g) GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the laws of Socialist Republic of Vietnam without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Nevada and Socialist Republic of Vietnam. All disputes between or among Party A, Party B or the Shareholders hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the International Chamber of Commerce in Ho Chi Minh City, Vietnam; provided, however, that (a) the parties shall be permitted to have discovery in accordance with the U.S. Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof. The arbitrator shall be selected by the joint agreement of Party A, Party B, and the Shareholders but if they do not so agree within 20 days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the International Arbitration Association. The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a U.S., Vietnamese or International Court having jurisdiction. Each party waives any right of appeal it may have. Nothing herein set forth shall prevent Party A, Party B or the Shareholders from settling any dispute by mutual agreement at any time.

(h) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) INCORPORATION OF SCHEDULES. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

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(j) SEVERABILITY OF PROVISIONS. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

(k) SUCCESSOR LAWS. Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

(l) DELIVERY BY FACSIMILE. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

(m) ATTORNEY FEE AND COST PROVISION. In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney’s fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

IN WITNESS WHEREOF, the Parties have executed this Private Stock Purchase and Sale Agreement as of the date first above written.

Dated: January 23, 2016

“Party A”: PHI Group, Inc.

By:	/s/ Henry D. Fahman
Henry D. Fahman, Chairman & CEO

Dated: January 23, 2016

“Party B”: Pacific Petro Commercial JSC

By:	/s/ Tung Thanh Nguyen
Tung Thanh Nguyen, President

Dated: January 23, 2016

“Shareholders”: Tung Thanh Nguyen

By:	/s/ Tung Thanh Nguyen
Tung Thanh Nguyen, an individual

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LIST OF EXHIBITS

Exhibits	Description

1	Articles of Incorporation (Business Registration)
2	Bylaws
3	List of Shareholders and ownership in Party B
4	Financials
5	Liability disclosure
6	Assets
7	Contracts
8	Litigation
9	Insurance
10	Employees
11	Compliance with Laws - Exceptions
12	Leases
13	Permits/Licenses
14	List of Shareholders to receive stock from PHI Group, Inc.

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